    As filed with the Securities and Exchange Commission on February 14, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    NVR, Inc.
             (Exact name of registrant as specified in its charter)

           Virginia                                         54-1394360
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

                        7601 Lewinsville Road, Suite 300
                                McLean, VA 22102
                                 (703) 761-2000
              (Address of principal executive offices) (Zip code)

            Profit Sharing Plan of NVR, Inc. and Affiliated Companies
                            (Full title of the plans)

                                 Dwight C. Schar
          Chairman of the Board, President and Chief Executive Officer
                                    NVR, Inc.
                        7601 Lewinsville Road, Suite 300
                                McLean, VA 22102
                     (Name and address of agent for service)

                                 (703) 761-2000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Suzanne A. Barr, Esq.
                             HOGAN & HARTSON L.L.P.
                           555 Thirteenth Street, N.W.
                            Washington, DC 20004-1109
                                 (202) 637-5600

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                      Amount of securities   Proposed maximum        Proposed maximum
                                      to be registered(1)   offering price per     aggregate offering     Amount of registration fee
Title of securities to be registered                             share(2)                price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per
share                                       500,000              $244.275              $122,137,500                $11,236.65
====================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Profit Sharing Plan of NVR, Inc. and Affiliated Companies (the "Plan"). Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no additional registration fee is due with respect to the registration of the Plan interests.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant's common stock as reported on the American Stock Exchange on February 8, 2002 in accordance with Rule 457(c) under the Securities Act of 1933.

===============================================================================

         This registration statement relates to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the Profit Sharing Plan of NVR, Inc. and Affiliated Companies is effective. Pursuant to General Instruction E of Form S-8, the contents of the earlier Registration Statement on Form S-8 filed June 13, 1997 (Registration No. 333-29241) hereby are incorporated by reference.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, NVR, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, as of February 14, 2002.

                           NVR, Inc.

                           By:      /s/ Dwight C. Schar
                               -------------------------------------------------
                               Dwight C. Schar
                               Chairman of the Board, Chief Executive Officer
                                 and President

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Dwight C. Schar and Paul C. Saville, and each of them, his true and lawful attorneys-in-fact, each with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2002.


               Signature                                                      Title
               ---------                                                      -----
          /s/ Dwight C. Schar
-----------------------------------------
          Dwight C. Schar                        Chairman of the Board of Directors, Chief Executive Officer
                                                 and President (Principal Executive Officer)


          /s/ Paul C. Saville
-----------------------------------------
          Paul C. Saville                        Chief Financial Officer, Senior Vice President and
                                                 Treasurer (Principal Financial and Accounting Officer)

             Signature                                                Title
             ---------                                                -----


      /s/ C. Scott Bartlett, Jr.
--------------------------------------------
      C. Scott Bartlett, Jr.                          Director


      /s/ Manuel H. Johnson
--------------------------------------------
      Manuel H. Johnson                               Director


      /s/ William A. Moran
--------------------------------------------
      William A. Moran                                Director


      /s/ David A. Preiser
--------------------------------------------
      David A. Preiser                                Director


      /s/ George E. Slye
--------------------------------------------
      George E. Slye                                  Director


      /s/ John M. Toups
--------------------------------------------
      John M. Toups                                   Director

                                Index to Exhibits

Exhibit
Number                                                   Description
------                                                   -----------

 5.1 Internal Revenue Service letter of determination dated February 17, 2000, concerning the Plan's qualification under Section 401 of the Internal Revenue Code

 23.1                    Consent of KPMG LLP

 24.1                    Power of Attorney (included on signature page)